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                                                                      Exhibit 12

                            THE ALLSTATE CORPORATION
                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO

                                              For the six months ended                       For the year ended
                                                      June 30,                                   December 31,
                                              ------------------------    --------------------------------------------------------
    (in millions)                                2003          2002         2002        2001        2000        1999        1998
                                              ----------    ----------    --------    --------    --------    --------    --------
1.  Income from operations before income
    taxes, dividends on redeemable
    preferred securities of subsidiary
    trusts, and cumulative effect of change
    in accounting principle                   $    1,590    $      920    $  1,540    $  1,285    $  3,047    $  3,907    $  4,745

2.  Dividends from less than 50% owned
    subsidiary                                         -             -           -           -           -           -           1
                                              ----------    ----------    --------    --------    --------    --------    --------

3.  Income from operations before income
    taxes (1+2)                               $    1,590    $      920    $  1,540    $  1,285    $  3,047    $  3,907    $  4,746
                                              ----------    ----------    --------    --------    --------    --------    --------

    Fixed Charges:

4.  Interest on indebtedness
                                              $      134    $      137    $    278    $    248    $    229    $    129    $    118

5.  Interest factor of annual rental expense          19            26          43          57          50          50          90
                                              ----------    ----------    --------    --------    --------    --------    --------

6.  Total fixed charges (4+5)                 $      153    $      163    $    321    $    305    $    279    $    179    $    208
                                              ----------    ----------    --------    --------    --------    --------    --------

7.  Dividends on redeemable preferred
    securities                                         8             8          15          69          63          59          59

8.  Total fixed charges and dividends on
    redeemable preferred securities (6+7)     $      161    $      171    $    336    $    374    $    342    $    238    $    267
                                              ----------    ----------    --------    --------    --------    --------    --------

9.  Income from operations before income
    taxes and fixed charges (3+6)             $    1,743    $    1,083    $  1,861    $  1,590    $  3,326    $  4,086    $  4,954
                                              ==========    ==========    ========    ========    ========    ========    ========

10. Ratio of earnings to fixed charges
    before interest credited to
    contractholder funds (A)                        10.8X          6.3X        5.5X        4.3X        9.7X       17.2X       18.6X
                                              ==========    ==========    ========    ========    ========    ========    ========

11. Interest credited to contractholder
    funds                                     $      913    $      852    $  1,764    $  1,733    $  1,503    $  1,362    $  1,247

12. Total fixed charges including dividends
    on redeemable preferred securities and
    interest credited to contractholder
    funds (8+11)                              $    1,074    $    1,023    $  2,100    $  2,107    $  1,845    $  1,600    $  1,514
                                              ----------    ----------    --------    --------    --------    --------    --------
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
13. Income from continuing operations
    before income taxes and fixed charges
    including interest credited to
    contractholder funds (3+6+11)             $    2,656    $    1,935    $  3,625    $  3,323    $  4,829    $  5,448    $  6,201
                                              ==========    ==========    ========    ========    ========    ========    ========

14. Ratio of earnings to fixed charges
    (13/12)                                          2.5X          1.9X        1.7X        1.6X        2.6X        3.4X        4.1X
                                              ==========    ==========    ========    ========    ========    ========    ========
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(A) The Company has authority to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share; however, there are currently no shares outstand and the Company does not have a preferred stock dividend obligation. Therefore, the Ratio of Earnings to Fixed Charges and Preferred
    Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.